Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES

FIRST QUARTER 2025 RESULTS

- Committed Investment Pipeline Exceeds $110 Million -

- No Debt Maturities Until June 2028 -

- Reaffirms 2025 Earnings Guidance -

NEW YORK, NY, April 23, 2025 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”), a net lease REIT focused on convenience and automotive retail real estate, announced today its financial and operating results for the quarter ended March 31, 2025.

First Quarter 2025 Highlights

•
Net earnings: $0.25 per share
•
Funds From Operations (“FFO”): $0.56 per share
•
Adjusted Funds From Operations (“AFFO”): $0.59 per share
•
Invested $10.9 million across six properties at a 7.8% initial cash yield
•
Refinanced all 2025 debt maturities and have no debt maturities until June 2028
•
Committed investment pipeline of more than $110.0 million for the development and/or acquisition of 29 convenience and automotive retail properties, as of April 23, 2025

“We started the year with another quarter of steady performance as we delivered 3.5% AFFO per share growth, maintained strong portfolio metrics, and demonstrated effective balance sheet management,” stated Christopher J. Constant, Getty’s President & Chief Executive Officer. “Despite increasing macroeconomic uncertainty, we remain confident in the stability of our portfolio, which is occupied by essential retailers and service providers, and continues to benefit from strong occupancy, rent collections, and tenant rent coverage. With respect to our balance sheet, we addressed all of our 2025 debt maturities in the first quarter and now have no debt maturities until June 2028. We also have ample liquidity to fund our investment activities, including more than $150 million of unsettled forward equity and significant capacity on our revolving credit facility. While we will remain disciplined with respect to capital deployment, we are pleased with the increase in our committed investment pipeline, as well as our ability to leverage our expertise and relationships to source attractive opportunities in our target convenience and automotive retail real estate sectors.”

Net Earnings, FFO and AFFO

All per share amounts are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are “Non-GAAP Financial Measures” which are defined and reconciled to net earnings at the end of this release.

($ in thousands)	Three Months Ended March 31,
	2025	2024
Net earnings	$14,786	$16,723
Net earnings per share	$0.25	$0.30

FFO	$31,668	$29,611
FFO per share	$0.56	$0.53

AFFO	$33,797	$31,403
AFFO per share	$0.59	$0.57

Select Financial Results

Revenues from Rental Properties

($ in thousands)	Three Months Ended March 31,
	2025	2024
Rental income (a)	$50,598	$44,375
Tenant reimbursement income	1,108	2,840
Revenues from rental properties	$51,706	$47,215

(a)
Rental income includes base rental income, additional rental income, if any, and certain non-cash revenue recognition adjustments.

For the quarter ended March 31, 2025, base rental income grew 13.0% to $49.6 million, as compared to $43.9 million for the same period in 2024.

The growth in base rental income was driven by incremental revenue from recently acquired properties, and contractual rent increases for in-place leases.

Interest (Income) on Notes and Mortgages Receivable

($ in thousands)	Three Months Ended March 31,
	2025	2024
Interest on notes and mortgages receivable	$624	$1,755

The change in interest earned on notes and mortgages receivable was due to a net decrease in average notes and mortgages receivable outstanding as compared to the prior year period.

Property Costs

($ in thousands)	Three Months Ended March 31,
	2025	2024
Property operating expenses	$1,824	$3,639
Leasing and redevelopment expenses	158	64
Property costs	$1,982	$3,703

The improvement in property operating expenses was primarily due to reductions in reimbursable real estate taxes and rent expense. The change in leasing and redevelopment expenses was primarily due to a an increase in professional fees related to leasing activities for potential redevelopment projects.

Other Expenses

($ in thousands)	Three Months Ended March 31,
	2025	2024
Environmental expenses	$116	$(17)
General and administrative expenses	6,926	6,656
Impairments	1,169	1,280

The difference in environmental expenses was primarily due to higher legal fees and changes in environmental estimates. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for any one period, or a comparison to prior periods.

The change in general and administrative expenses was primarily due to higher employee related expenses, professional fees, and certain transaction related costs, partially offset by decreases in non-recurring retirement and severance costs and information technology expenses.

Impairment charges were due to (i) the accumulation of asset retirement costs at certain properties as a result of changes in estimated environmental liabilities, which increased the carrying values of these properties in excess of their fair values, and (ii) reductions in the carrying value of certain properties based on third-party indications of potential selling prices.

Portfolio Activities

Acquisitions and Development Funding

During the quarter ended March 31, 2025, the Company invested $10.9 million at a 7.8% initial cash yield, including:

•
The acquisition of five properties for $9.8 million, including three drive thru quick service restaurants (QSRs), one auto service center, and one express tunnel car wash.
•
Incremental development funding of $1.1 million for the construction of two new-to-industry auto service centers. As of March 31, 2025, the Company had advanced aggregate development funding of $24.8 million for the development of 12 express tunnel car washes and auto service centers that are either owned by the Company and under construction by its tenants, or which the Company expects to acquire via sale-leaseback transactions at the end of the respective construction periods.

Subsequent to quarter end, the Company invested $6.4 million, including for the acquisition of five drive thru QSRs, and, year-to-date, has invested a total of $17.3 million at a 7.7% initial cash yield.

Investment Pipeline

As of April 23, 2025, the Company had a committed investment pipeline of more than $110.0 million for the development and/or acquisition of 29 auto service centers, convenience stores, express tunnel car washes, and drive thru QSRs. The Company expects to fund the majority of this investment activity, which includes multiple transactions with nine different tenants, over the next 9-12 months. While the Company has fully executed agreements for each transaction, the timing and amount of each investment is dependent on its counterparties and the schedules under which they are able to complete development projects and certain business acquisitions for which the Company is providing sale leaseback financing.

Redevelopments and Revenue Enhancing Capex

During the quarter ended March 31, 2025, the Company provided funding for the improvement of a convenience store located in the New York City metropolitan area resulting in increased rent and an extended lease term.

As of March 31, 2025, the Company had signed leases for four redevelopment projects, including one site under construction and three sites pending recapture from its net lease portfolio. Other potential projects are in various stages of feasibility planning.

Dispositions

During the quarter ended March 31, 2025, the Company sold two properties for gross proceeds of $0.5 million and recorded a gain of $0.3 million on the dispositions.

Balance Sheet and Capital Markets

As of March 31, 2025, the Company had $907.5 million of total outstanding indebtedness consisting of (i) $750.0 million of senior unsecured notes with a weighted average interest rate of 4.1% and a weighted average maturity of 5.7 years, and (ii) $157.5 million outstanding on the Company’s unsecured revolving credit facility, of which $150.0 million bears interest at a fixed rate of 6.1%.

Available cash was $6.3 million and the Company had $7.4 million of 1031 disposition proceeds in escrow.

Equity Capital Markets

During the quarter ended March 31, 2025, the Company settled 0.4 million shares of common stock subject to outstanding forward sale agreements under its at-the-market ("ATM") equity program for net proceeds of approximately $11.0 million.

As of March 31, 2025, the Company had a total of 5.0 million shares of common stock subject to outstanding forward equity agreements which, upon settlement, are anticipated to raise gross proceeds of approximately $153.4 million.

Debt Capital Markets

As previously communicated, in January 2025, the Company entered into a third amended and restated credit agreement with a group of existing and new lenders that increased its unsecured revolving credit facility (the “Credit Facility”) from $300.0 million to $450.0 million.

The Credit Facility will mature in January 2029, with Company options to extend the maturity date to January 2030, and includes an accordion option that allows the Company to request additional lender commitments not to exceed $300.0 million. All other material terms and conditions governing the Credit Facility remain the same.

As part of the transaction, the Company used the increased capacity provided by the Credit Facility to repay its $150.0 million unsecured term loan that was to mature in October 2025. This amount, which will remain drawn on the Credit Facility, will continue to be subject to interest rate swaps that fixed SOFR at 4.73% until the earlier of October 2026 or the amount is repaid.

In February 2025, the Company received the proceeds from its previously announced $125.0 million unsecured notes private placement and used the funds to refinance $50.0 million of unsecured notes that matured in February 2025 and to repay borrowings under the Credit Facility.

2025 Guidance

The Company reaffirms its 2025 AFFO guidance of $2.38 to $2.41 per diluted share. The Company’s outlook includes completed transaction activity as of the date of this release, but does not include assumptions for any prospective acquisitions, dispositions, or capital markets activities (including the settlement of outstanding forward sale agreements).

The guidance is based on current assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the SEC.

AFFO per share is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable GAAP financial measure because doing so would require unreasonable efforts due to the nature of the adjustments, which rely on assumptions and estimates that are subject to significant change throughout the year, necessary to calculate the non-GAAP measure.

Webcast Information

Getty Realty Corp. will host a conference call and webcast on Thursday, April 24, 2025 at 8:30 a.m. EDT. To participate in the call, please dial 1-877-423-9813, or 1-201-689-8573 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

If you cannot participate in the live event, a replay will be available on Thursday, April 24, 2025 beginning at 11:30 a.m. EDT through 11:59 p.m. EDT, Thursday, May 1, 2025. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 13752591.

About Getty Realty Corp.

Getty Realty Corp. is a publicly traded, net lease REIT specializing in the acquisition, financing and development of convenience, automotive and other single tenant retail real estate. As of March 31, 2025, the Company’s portfolio included 1,119 freestanding properties located in 42 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance.

FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net earnings before (i) depreciation and amortization of real estate assets, (ii) gains or losses on dispositions of real estate assets, (iii) impairment charges, and (iv) the cumulative effect of accounting changes.

The Company defines AFFO as FFO excluding (i) certain revenue recognition adjustments (defined below), (ii) certain environmental adjustments (defined below), (iii) stock-based compensation, (iv) amortization of debt issuance costs and (v) other non-cash and/or unusual items that are not reflective of the Company’s core operating performance.

Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

The Company believes that FFO and AFFO are helpful to analysts and investors in measuring the Company’s performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, the core operating performance of the Company’s portfolio. Specifically, FFO excludes items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate assets, and impairment charges. With respect to AFFO, the Company further excludes the impact of (i) deferred rental revenue (straight-line rent), the net amortization of above-market and below-market leases, adjustments recorded for the recognition of rental income from direct financing leases, and the amortization of deferred lease incentives (collectively, “Revenue Recognition Adjustments”), (ii) environmental accretion expenses, environmental litigation accruals, insurance reimbursements, legal settlements and judgments, and changes in environmental remediation estimates (collectively, “Environmental Adjustments”), (iii) stock-based compensation expense, (iv) amortization of debt issuance costs and (v) other items, which may include allowances for credit losses on notes and mortgages receivable and direct financing leases, losses on extinguishment of debt, retirement and severance costs, and other items that do not impact the Company’s recurring cash flow and which are not indicative of its core operating performance.

The Company pays particular attention to AFFO which it believes provides the most useful depiction of the core operating performance of its portfolio. By providing AFFO, the Company believes it is presenting information that assists analysts and investors in their assessment of the Company’s core operating performance, as well as the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies. For a tabular reconciliation of FFO and AFFO to GAAP net earnings, see the table captioned “Reconciliation of Net Earnings to Funds From Operations and Adjusted Funds From Operations” included herein.

Forward-Looking Statements

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the private securities litigation reform act of 1995. When the words “believes,” “expects,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” “outlook” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements include, but are not limited to, those regarding the company’s 2024 AFFO per share guidance, those made by Mr. Constant, statements regarding the recapture and transfer of certain net lease retail properties, statements regarding the ability to obtain appropriate permits and approvals, and statements regarding AFFO as a measure best representing core operating performance and its utility in comparing the sustainability of the company’s core operating performance with the sustainability of the core operating performance of other REITs.

Information concerning factors that could cause the company’s actual results to differ materially from these forward-looking statements can be found elsewhere from this press release, including, without limitation, those statements in the company’s periodic reports filed with the securities and exchange commission. The company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	March 31,	December 31,
	2025	2024
ASSETS:
Real Estate:
Land	$947,414	$943,800
Buildings and improvements	1,032,694	1,028,799
Lease intangible assets	170,247	171,129
Investment in direct financing leases, net	42,322	43,416
Construction in progress	83	96
Real estate held for use	2,192,760	2,187,240
Less accumulated depreciation and amortization	(364,206)	(350,626)
Real estate held for use, net	1,828,554	1,836,614
Real estate held for sale, net	200	243
Real estate, net	1,828,754	1,836,857
Notes and mortgages receivable	30,706	29,454
Cash and cash equivalents	6,292	9,484
Restricted cash	4,097	4,133
Deferred rent receivable	63,502	61,553
Accounts receivable	1,990	2,509
Right-of-use assets - operating	11,840	12,368
Right-of-use assets - finance	96	107
Prepaid expenses and other assets	22,358	17,215
Total assets	$1,969,635	$1,973,680
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Credit Facility	$157,500	$82,500
Term Loan, net	—	148,951
Senior Unsecured Notes, net	748,287	673,511
Environmental remediation obligations	20,593	20,942
Dividends payable	26,853	26,541
Lease liability - operating	13,057	13,612
Lease liability - finance	268	330
Accounts payable and accrued liabilities	41,957	45,210
Total liabilities	1,008,515	1,011,597
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 55,441,379 and 55,027,144 shares issued and outstanding, respectively	554	550
Accumulated other comprehensive income (loss)	(2,237)	(1,864)
Additional paid-in capital	1,099,862	1,088,390
Dividends paid in excess of earnings	(137,059)	(124,993)
Total stockholders’ equity	961,120	962,083
Total liabilities and stockholders’ equity	$1,969,635	$1,973,680

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues:
Revenues from rental properties	$51,706	$47,215
Interest on notes and mortgages receivable	624	1,755
Total revenues	52,330	48,970
Operating expenses:
Property costs	1,982	3,703
Impairments	1,169	1,280
Environmental	116	(17)
General and administrative	6,926	6,656
Depreciation and amortization	16,041	12,652
Total operating expenses	26,234	24,274
Gain on dispositions of real estate	328	1,044
Operating income	26,424	25,740
Other income, net	94	118
Interest expense	(11,732)	(9,135)
Net earnings	$14,786	$16,723

Basic net earnings per common share:	$0.25	$0.30
Diluted net earnings per common share:	$0.25	$0.30

Weighted average common shares outstanding:
Basic	55,062	53,961
Diluted	55,191	53,969

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Net earnings	$14,786	$16,723
Depreciation and amortization of real estate assets	16,041	12,652
Gains on dispositions of real estate	(328)	(1,044)
Impairments	1,169	1,280
Funds from operations (FFO)	31,668	29,611
Revenue recognition adjustments
Deferred rental revenue (straight-line rent)	(1,949)	(1,546)
Amortization of above and below market leases, net	(81)	(126)
Amortization of investments in direct financing leases	1,093	1,606
Amortization of lease incentives	202	(253)
Total revenue recognition adjustments	(735)	(319)
Environmental Adjustments
Accretion expense	97	124
Changes in environmental estimates	(208)	(295)
Insurance reimbursements	(43)	(65)
Legal settlements and judgments	—	(41)
Total environmental adjustments	(154)	(277)
Other Adjustments
Stock-based compensation expense	1,613	1,369
Amortization of debt issuance costs	1,405	563
Retirement and severance costs	—	456
Total other adjustments	3,018	2,388
Adjusted Funds from operations (AFFO)	$33,797	$31,403

Basic per share amounts:
Net earnings	$0.25	$0.30
FFO (a)	0.56	0.53
AFFO (a)	0.60	0.57
Diluted per share amounts:
Net earnings	$0.25	$0.30
FFO (a)	0.56	0.53
AFFO (a)	0.59	0.57
Weighted average common shares outstanding:
Basic	55,062	53,961
Diluted	55,191	53,969

(a)
Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three Months Ended March 31,
	2025	2024
FFO	944	792
AFFO	1,008	839

Contacts:	Brian Dickman	Investor Relations
	Chief Financial Officer	(646) 349-0598
	(646) 349-6000	ir@gettyrealty.com